P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

300280483013

12/31/15--01001--007 **70.00

RECEIVED
DEPARTMENT OF STATE
15 DEC 30 PM 3:54
NOT EXAMINED
TO ACKNOWLEDGE
SUFFICIENCY OF FILING

FILED
15 DEC 30 AM 9:58
SECRETARY OF STATE
TALLAHASSEE FLORIDA

merger
DEC 30 2015
R. WHITE

SUNSHINE CORPORATE FILING of FLORIDA, INC.

3458 Lakeshore Drive
Tallahassee, Florida 32312
(850) 656-4724

COVER LETTER

DATE: 12-30-15

WALK IN

ENTITY
NAME: Pleasant Kids / Next Group

(NAME AVAILABLE? ✓ CORRECT FORM ✓)

PLEASE FILE THE ATTACHED AND RETURN:

✓ PLAIN COPY
_____CERTIFIED COPY

CHECK #__________
AMOUNT: 70-

PLEASE CONTACT TINA AT 850-508-1891 WITH ANY QUESTIONS OR CORRECTIONS!

THANK YOU!
TINA GOFF, PRESIDENT
SUNSHINE CORPORATE & FILING SERVICES, INC.

ARTICLES OF MERGER
OF

Pleasant Kids, Inc.
(a Florida corporation)

WITH AND INTO

NEXT GROUP HOLDINGS, INC.
(a Florida corporation)

Pursuant to Section 607.1105
of the Florida Business Corporation Act

Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "FBCA"), these Articles of Merger provide as follows:

ARTICLE I
<u>State of Incorporation; Surviving Corporation</u>

The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation	Document Number
Pleasant Kids, Inc.	Florida	P05000130265
Next Group Holdings, Inc.	Florida	P15000068165

Next Group Holdings, Inc., a Florida Corporation, shall be the surviving corporation.

ARTICLE II
Plan of Merger

The Agreement and Plan of Merger providing for the merger of Pleasant Kids, Inc. ("NGH Acquisition") with and into Next Group Holdings, Inc. ("Next Group"), is attached hereto as Exhibit A (the "Agreement and Plan of Merger").

ARTICLE III
Approval of the Plan

The Board of Directors of Next Group Holdings, Inc. and NGH Acquisition Corp. reviewed, considered and, on December 28, 2015 pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the

FBCA, duly adopted the Agreement and Plan of Merger, and presented the Agreement and Plan of Merger to the shareholders of Next Group Holdings, Inc. in accordance with Section 601.1101 of the FBCA. Thereafter, the sole shareholder of NGH Acquisition adopted and approved the Agreement and Plan of Merger on December 28, 2015 pursuant to an action by written consent in accordance with section 607.0704 of the FBCA.

The Board of Directors of Pleasant Kids, Inc., reviewed, considered and, on December 28, 2015 pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the FBCA, duly adopted the Agreement and Plan of Merger, and presented the Agreement and Plan of Merger to the sole shareholder of NGH Acquisition Corp. In accordance with Section 607.1101 of the FBCA. Thereafter, the sole shareholder of NGH Acquisition Corp adopted and approved the Agreement and Plan of Merger on December 28, 2010 pursuant to an action by written consent in accordance with Section 607.0704 of the FBCA

ARTICLE IV
Effective Time

These Articles of Merger shall become effective on the date and 3:00 p.m. on December 31, 2015

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned duly authorized officers of the constituent corporations have caused these Articles of Merger to be executed this 30th day of December 2015

Pleasant Kids, Inc., a Florida Corporation

By: */s/ Arik Maimon*
Name: Arik Maimon
Title: CEO and President

NEXTGROUP HOLDINGS, INC., a Florida Corporation

By: */s/ Arik Maimon*
Name: Arik Maimon
Title: CEO and President